UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________________

Date of Report (Date of earliest event reported) February 10,  2010

Duckwall-ALCO Stores, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Cottage
Abilene, Kansas 67410-2832
 (Address of principal executive offices) (Zip Code)

(785) 263-3350
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On February 10, 2010, Duckwall-ALCO Stores, Inc. (the "Company"), closed on an Amended and Restated Credit Agreement (the "Facility") with Bank of America, N.A., and Wells Fargo Retail Finance, LLC.  The $120 million Facility has a term of four years and replaces the Company's previous revolving credit facility which was in the amount of $105 million.  As of fiscal year end January 31, 2010, the Company had $35.2 million borrowed under its previous revolving credit facility.
 .
The amount advanced to the Company on any Base Rate Loan (as such term is defined in the Facility) bears interest at the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its “prime rate”; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) the LIBO rate for a 30 day interest period as determined on such day, plus 1.0%.   Amounts advanced with respect to any LIBO Borrowing for any Interest Period, (as those terms are defined in the Facility), shall bear interest at an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of one percent (1%)) equal to (a) the LIBO rate for such Interest Period multiplied by (b) the Statutory Reserve Rate (as defined in the Facility). The amount advanced is generally limited to 85% of eligible inventory and eligible receivables.  The loan agreement contains various restrictions that are applicable when outstanding borrowings reach certain thresholds, including limitations on additional indebtedness, prepayments, acquisition of assets, granting of liens, certain investments and payments of dividends.

Item 2.03                      Creation of  a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

Item 7.01                      Regulation FD Disclosure.

On February 16, 2010, the Company issued a press release attached as Exhibit 99.1, incorporated into this Item 7.01 by reference, to announce that the Company has closed on the Facility described above in Item 1.01.

Item 9.01.                      Exhibits.

(d) Exhibits

99.1           Press Release dated February 16, 2010, furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2010	DUCKWALL-ALCO STORES, INC. By: /s/ Larry Zigerelli Larry Zigerelli President and Chief Executive Officer

INDEX TO EXHIBITS

99.1           Press Release dated February 16, 2010.